ARTICLES OF MERGER
                                      among
                             APEX DIGITAL TV, INC.,
                   THE STOCKHOLDERS OF APEX DIGITAL TV, INC.,
                        DYCOM ACQUISITION CORPORATION III
                                       and
                             DYCOM INDUSTRIES, INC.

         Pursuant to the provisions of the Kentucky Business Corporation Act, the undersigned corporations adopt the following articles of merger:

1. The plan of merger is as follows: (please see attached agreement and plan of merger).

2.       Shareholder approval was required.

3.       Corporation requiring shareholder approval: Apex Digital TV, Inc.
         Designation: Common Stock
         Number of outstanding shares: 375
         Number of votes entitled to be cast by each voting group entitled to vote separately on the plan: 375

4.       All 375 votes were cast in favor of the agreement and plan of merger.

5.       The name of the surviving corporation is Apex Digital TV, Inc.

Date: April 1st, 1999

                                   APEX DIGITAL TV, INC.

                                   /s/  Gary Ervin
                                   ---------------------------------
                                   Name:  Gary Ervin
                                   Title: President

                                   DYCOM ACQUISITION CORPORATION III

                                   /s/  Steven Nielsen
                                   ---------------------------------
                                   Name:  Steven Nielsen
                                   Title: President

                                   DYCOM INDUSTRIES, INC.

                                   /s/  Steven Nielsen
                                   ---------------------------------
                                   Name:  Steven Nielsen
                                   Title: President and Chief Executive Officer